Exhibit 10.7

PREEMPTIVE RIGHTS AGREEMENT

      AGREEMENT (this “Agreement”), dated as of September 10, 1999, by and between Mercury Air Group, Inc. (the “Company”), a New York corporation, and J. H. WHITNEY MEZZANINE FUND, L.P. (“WMF”), a Delaware limited partnership.

W   I   T   N   E   S   S   E   T   H   :

      WHEREAS, pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and between the Company and WMF has purchased from the Company a warrant (the “WMF Warrant”) to purchase an aggregate of 503,126 shares of common stock, par value $ .01 per share.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

      SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings, and all capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Purchase Agreement:

         (a) “Common Stock” shall mean, collectively, the shares of common stock, $.01 par value per share, of the Company and any class or series of common stock of the Company authorized after the date hereof, or any other class or series of stock resulting from successive changes or reclassifications of any class or series of common stock of the Company.

         (b) “Equity Equivalents” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing.

         (c) “Institutional Investors” shall mean WMF, and its successors and assigns.

         (d) “Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

         (e) “Whitney” shall mean J. H. Whitney & Co.

      SECTION 2. Preemptive Rights.

         (a) If at any time the Company wishes to issue any Equity Equivalents to any Person or Persons, the Company shall promptly deliver a notice of its intention to sell (the “Company’s Notice of Intention to Sell”) to each Institutional Investor (collectively, the “Eligible Stockholders”) setting forth a description of the Equity Equivalents to be sold, the proposed purchase price thereof and terms of sale. Upon receipt of the Company’s Notice of Intention to Sell, each Eligible Stockholder shall have the right to elect to purchase, at the price and on the terms stated in the Company’s Notice of Intention to Sell, a number of the Equity Equivalents equal to the product of (i) a fraction, the numerator of which is such Eligible Stockholder’s aggregate ownership of Equity Equivalents (calculated on a fully-diluted basis) and the denominator of which is the number of such Equity Equivalents outstanding (calculated on a fully diluted basis), multiplied by (ii) the number of Equity Equivalents to be issued (as so calculated, the “Eligible Equity Equivalents”). Such election is to be made by the Eligible Stockholders by written notice to the Company within 30 days after receipt by the Eligible Stockholders of the Company’s Notice of Intention to Sell (the “Acceptance Period for Equity Equivalents”). Each Eligible Stockholder shall also have the option, exercisable by so specifying in such written notice, to purchase on a pro rata basis similar to that described above, any remaining Eligible Equity Equivalents not purchased by other Eligible Stockholders, in which case the Eligible Stockholders exercising such further option shall be deemed to have elected to purchase such remaining Eligible Equity Equivalents on such pro rata basis, up to the aggregate number of Eligible Equity Equivalents which such Eligible Stockholder shall have specified until either (A) no Eligible Stockholder shall have elected to purchase any further amount of the Eligible Equity Equivalents which are the subject of the Company’s Notice of Intention to Sell or (B) all the Eligible Equity Equivalents which are the subject of the Company’s Notice of Intention to Sell shall have been subscribed for by the Eligible Stockholder(s). The Company shall promptly notify each electing Eligible Stockholder in writing of each notice of election received from other Eligible Stockholders pursuant to this paragraph 2(a).

         (b) The Company may, at its election, during a period of 120 days following the expiration of the Acceptance Period for Equity Equivalents, sell and issue the remaining Equity Equivalents to another Person at a price and upon terms not more favorable to such Person than those stated in the Company’s Notice of Intention to Sell; provided, however, that failure by an Eligible Stockholder to exercise his, her or its option to purchase with respect to one offering, sale and issuance of Equity Equivalents shall not affect his, her or its option to purchase Equity Equivalents in any subsequent offering, sale and purchase. In the event the Company has not sold the Equity Equivalents, or entered into an agreement to sell the Equity Equivalents, within such 120 day period, the Company shall not thereafter issue or sell any Equity Equivalents without first offering such securities to each Eligible Stockholder in the manner provided in Section 2(a) hereof.

         (c) If an Eligible Stockholder gives the Company notice, pursuant to the provisions of this Section 2, that such Eligible Stockholder desires to purchase any of the Equity Equivalents, payment therefor shall be by check or wire transfer, against delivery of the securities at the executive offices of the Company within 15 Business Days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Equivalents. In the event that any such proposed issuance is for a consideration other than cash, such Eligible Stockholder will be entitled to pay cash for each share or other unit, in lieu of such other consideration, in the amount determined in good faith by the Board of Directors of the Company to constitute the fair value of such consideration other than cash to be paid per share or other unit.

         (d) The preemptive rights contained in this Section 2 shall not apply to (i) Common Stock issued (A) as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (B) pursuant to a Public Offering, (C) upon the conversion of any equity security or debt security of the Company issued on or prior to the date hereof, or (D) the exercise of any option, warrant or other right to subscribe for, purchase or otherwise acquire either Common Stock or any equity security or debt security convertible into Common Stock, issued prior to the date hereof, and (ii) (A) the issuance by the Company of up to 839,551 shares of Common Stock reserved or to be reserved for issuance upon the exercise of stock options, granted or to be granted exclusively to employees, officers, directors or consultants of the Company or its Subsidiaries and/or Affiliates pursuant to the Company’s employee stock option plan(s) now in existence or, to be established in the future.

      SECTION 3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GOL SECTION 5-1401).

      SECTION 4. JURISDICTION.

         (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT THE SHARES, OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT THE SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR

CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.

         (b) THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE SHARES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF WMF HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT WMF WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT WMF HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

      SECTION 5. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs. Any purported issuance of Equity Equivalents by the Company, in violation of the provisions of this Agreement shall be null and void ab initio.

      SECTION 6. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

(a)	if to the Company:

Mercury Air Group, Inc. 5456 McConnell Avenue Los Angeles, CA 90066 Telecopier: (310) 827-0650
	Attention:	Mr. Joseph A. Czyzyk Wayne J. Lovett, Esq.

with a copy to:

McBreen, McBreen & Kopko 80 North Wacker Drive, Suite 252 Chicago, Illinois 60606 Telecopier: (312) 332-2657
	Attention:	Frederick Kopko, Esq.

(b)	if to WMF

J. H. Whitney Mezzanine Fund, L.P. 177 Broad Street Stamford, Connecticut 06901 Telecopier No.: (203) 975-1422
Attention:	Mr. James H. Fordyce Mr. Daniel J. O’Brien

or to such other address or addresses as shall have been furnished in writing to the other party hereto.

      All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days (as defined in the Purchase Agreement) after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

      SECTION 7. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought.

      SECTION 8. Entire Agreement. This Agreement constitutes the entire agreement among the undersigned with respect to the subject matter hereof and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating thereto.

      SECTION 9. Signatures; Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      SECTION 10. Severability. If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

MERCURY AIR GROUP, INC.

By:	/s/ Joseph A. Czyzyk

Name: Joseph A. Czyzyk Title: President

J. H. WHITEY MEZZANINE FUND, L.P.

By:	Whitney GP, L.L.C., Its General Partner

By:	/s/ James H. Fordyce

Name: James H. Fordyce A Managing Member